EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-248130) and Form S-3 (Nos. 333-248121, 333-249217, and 333-204433) of New York City REIT, Inc. of our report dated March 18, 2022 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 18, 2022